Exhibit 5(a)

November 8, 2018

Tucson Electric Power Company

88 East Broadway Boulevard

Tucson, AZ 85701

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

I am Vice President, General Counsel and Chief Compliance Officer of Tucson Electric Power Company, an Arizona corporation (the “Company”), and have acted as counsel for the Company in collaboration with Morgan, Lewis & Bockius LLP in connection with the preparation of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), to be filed with the Securities and Exchange Commission (the “SEC”) on or about the day hereof. The Registration Statement relates to the proposed offering and sale of the Company’s Senior Notes (the “Securities”). The Securities will be issued under an indenture, dated as of November 1, 2011, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and the officer’s certificate supplementing the indenture and establishing the terms of the Securities (the indenture and officer’s certificate are collectively referred to herein as the “Indenture”).

In connection with this opinion letter, I have examined originals, or copies certified or otherwise identified to my satisfaction, of (i) the Restated Articles of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended, (ii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement and the Securities, (iii) the Registration Statement and the prospectus included therein, (iv) the Indenture, and (v) such other instruments, certificates, records, and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies, and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the Registration Statement, resolutions, instruments, certificates, records, and documents.

I have assumed for purposes of the opinion expressed below, without any independent investigation or verification of any kind, the due authorization, execution and delivery of the Indenture by the Trustee, the due authentication of the Securities by the Trustee; the legal right and power under all applicable laws and regulations of the Trustee to execute, deliver and perform its obligations under the Indenture; the validity, binding effect and enforceability against the Trustee in accordance with the terms of the Indenture; and that such Securities shall have been issued in compliance with an appropriate order of the Arizona Corporation Commission.

Tucson Electric Power Company

November 8, 2018

Based upon the foregoing, I am of the opinion that:

(1.) The Company is a corporation validly existing and in good standing under the laws of the State of Arizona; and

(2.) When issued in accordance with the Indenture and delivered and paid for in accordance with the underwriting agreement relating thereto, the Securities will be legally issued and constitute valid and binding obligations of the Company.

I hereby consent to the use of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to me under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, I do not admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

This opinion is limited to the laws of the State of Arizona and the federal laws of the United States of America. As to all matters of New York law I have, with your consent, relied upon the opinion of even date herewith rendered to you by Morgan, Lewis & Bockius LLP of New York, New York, counsel to the Company, and the opinions expressed herein upon such reliance are subject to the same assumptions, qualifications and limitations set forth therein.

Morgan, Lewis & Bockius LLP is authorized to rely upon this letter as to the matters of Arizona law as if this letter were addressed to them.

Very truly yours,

/s/ Todd C. Hixon
Todd C. Hixon, Esq.